Exhibit 10.2

Execution Version

DEVVSTREAM SUPPORT & LOCK-UP AGREEMENT

THIS DEVVSTREAM SUPPORT & LOCK-UP AGREEMENT (this “Agreement”), dated as of April [•], 2026, is made by and among, XCF Global, Inc., a Delaware corporation (the “Company”), DevvStream Corp., an Alberta corporation (“DevvStream”), Southern Energy Renewables Inc., a Louisiana corporation (“Southern”), and the individual or entity whose name appears in the signature block to this Agreement (the “DevvStream Core Securityholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, DevvStream, Southern, Merger Sub 1., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”), and Merger Sub 2, a Delaware corporation and a wholly-owned subsidiary of the Company(“Merger Sub 2”), are entering into a Business Combination Agreement (the “Combination Agreement”) providing for, among other things, (i) the corporate migration of DevvStream from the Province of Alberta to the State of Delaware (ii) the merging of Merger Sub 1 with and into Southern with Southern surviving the merger as the surviving corporation (as further described in the Combination Agreement, the “Southern Merger”) and (iii) the merging of Merger Sub 2 with and into DevvStream with DevvStream surviving the merger as the surviving corporation (as further described in the Combination Agreement, the “DevvStream Merger”, and together with the Southern Merger, the “Mergers”).

WHEREAS, as a condition and inducement to the Company and Southern entering into the Combination Agreement, the Company and Southern have required that the DevvStream Core Securityholder enter into this Agreement and abide by the covenants and obligations with respect to the DevvStream Core Securityholder’s Covered Shares;

WHEREAS, the Boards of the Company, Merger Sub 1, Merger Sub 2, DevvStream, and Southern, the Company Special Committee and the DevvStream Special Committee, have authorized the entering into of the Combination Agreement and the Ancillary Documents and approved the execution and delivery of this Agreement and each other Support & Lock-Up Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the DevvStream Core Securityholder is a material inducement and condition to the Company’s, DevvStream’s and Southern’s willingness to enter into the Combination Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Southern and DevvStream have terminated that certain Company Support & Lock-Up Agreement, dated as of December 3, 2025, by and among Southern, DevvStream and the other parties thereto, without any liability to any party thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Combination Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the DevvStream Core Securityholder, (i) the Existing Shares, (ii) any Company Securities that the DevvStream Core Securityholder acquires Beneficial Ownership of on or after the date hereof, including the DevvStream Consideration Shares received by the DevvStream Core Securityholder in the Transactions, (iii) any options, restricted stock units, warrants or other securities or rights which are convertible into or exercisable or exchangeable for DevvStream Shares or DevvStream Convertible Securities (together, “DevvStream Securities”) that the DevvStream Core Securityholder acquires Beneficial Ownership of on or after the date hereof, and (iv) all securities issued in respect of the foregoing, including by dividend, distribution, reclassification, recapitalization, reorganization, split, reverse split, subdivision, combination, substitution, exchange, conversion or merger.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means (i) all DevvStream Shares and DevvStream Convertible Securities Beneficially Owned by the DevvStream Core Securityholder on the date hereof, and (ii) all options, restricted stock units, warrants or other securities or rights that are convertible into or exchangeable or exercisable for any Company Securities that are Beneficially Owned by the DevvStream Core Securityholder on the date hereof. The DevvStream Core Securityholder’s Existing Shares are set forth on Schedule 1 of this Agreement.

“Expiration Time” means the earliest to occur of (a) the first date on which the Lock-up Period has expired and (b) such date and time as the Combination Agreement shall be terminated in accordance with Section 11.1 thereof.

“Permitted Transfer” means a Transfer of Covered Shares (a) in the case of an entity, to such entity’s officers or directors or controlling shareholders or to any affiliate or family member of such entity or its officers or directors or controlling shareholders; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) of Unrestricted Shares (as defined below) following the Closing or (f) in the case of the DevvStream Core Securityholder, with the prior written consent of the Company and Southern, such consent not to be unreasonably withheld; provided, however, that all such permitted transferees received Covered Shares, other than in a Transfer covered by clause (e) must enter into a written agreement with the parties hereto agreeing to be bound by the terms of this Agreement as if a party hereto and if such written agreement is not executed and delivered to the Company, DevvStream and Southern, such Transfer shall not be a Permitted Transfer hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

“Transaction Documents” means the Combination Agreement and the Ancillary Documents.

Article 2
VOTING

Section 2.01. Agreement to Vote.

(a) The DevvStream Core Securityholder hereby irrevocably and unconditionally agrees that during the period between the execution of this Agreement and the earlier of (i) the termination of the Combination Agreement in accordance with its terms and (ii) the Closing, at any meeting of the DevvStream Securityholders, however called, including any adjournment or postponement thereof, and in connection with any written consent of shareholders of DevvStream, the DevvStream Core Securityholder shall, in each case to the fullest extent that the Covered Shares of the DevvStream Securityholder are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause such Covered Shares to be counted as present there at for purposes of calculating a quorum, or respond to the request by DevvStream for written consent, as applicable; and

(ii) vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Domestication and the DevvStream Merger, and approval of any other matters necessary or reasonably requested by the Company, Southern and DevvStream in connection therewith, and (2) any proposal to adjourn or postpone any meeting of the shareholders of DevvStream at which any of the foregoing matters are submitted for consideration and vote of the shareholders of DevvStream to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) if a shareholder vote is required or requested with respect thereto, against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of DevvStream contained in the Transaction Documents, or of the DevvStream Core Securityholder contained in this Agreement; and (C) if a shareholder vote is required or requested with respect thereto, against (1) any Acquisition Proposal or other proposal that competes with the Transactions or involves any Alternative Transaction or other transaction or business combination with a Person other than Southern, the Company or their Affiliates that is required or permitted to be submitted to a vote of the DevvStream Securityholders, (2) any other action, agreement or transaction involving the DevvStream or any of its Affiliates that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, or this Agreement or the performance by DevvStream of its obligations under the any Transaction Document or by the DevvStream Core Securityholder of its obligations under this Agreement and (3) any proposal, action or agreement that would change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of DevvStream (other than, in the case of this clause (3), pursuant to the Combination Agreement or the Ancillary Documents and the Transactions).

(b) The DevvStream Core Securityholder hereby (i) waives, and agrees not to exercise or assert, any dissent, appraisal or similar rights in connection with the Transactions and (ii) agrees (A) not to commence or participate in, and (B) to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against DevvStream or any of its Affiliates relating to the negotiation, execution or delivery of this Agreement, the Transaction Documents or the consummation of the Transactions including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the DevvStream Board in connection with this Agreement, the Transaction Documents or the Transactions.

(c) The obligations of the DevvStream Core Securityholder specified in this Section 2.01 shall apply whether or not (i) the Transactions, the Combination Agreement or any action described above is recommended by the DevvStream Board (or any committee thereof) or (ii) the DevvStream Board has previously recommended the Transactions, the Combination Agreement, or any action described above and subsequently withdrawn or otherwise changed such recommendation.

Section 2.02. No Inconsistent Agreements. The DevvStream Core Securityholder hereby covenants and agrees that, except for this Agreement (a) it has not entered into, and shall not enter into at any time prior to the Effective Time, any voting agreement or voting trust with respect to the Covered Shares of the DevvStream Core Securityholder, (b) it has not granted, and shall not grant at any time prior to the Effective Time, a proxy (except pursuant to Section 2.03 or pursuant to any proxy in form and substance reasonably satisfactory to Southern, DevvStream and Company delivered to DevvStream, directing that the Covered Shares of the DevvStream Core Securityholder be voted in accordance with Section 2.01), consent or power of attorney with respect to the Covered Shares of the DevvStream Core Securityholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling the DevvStream Core Securityholder from performing any of its covenants or obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude the DevvStream Core Securityholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01(a) (subject in each case to the express terms of this Agreement). The DevvStream Core Securityholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the DevvStream Core Securityholder prior to the execution of this Agreement in respect of the voting of the Covered Shares of the DevvStream Core Securityholder, if any, are not irrevocable and the DevvStream Core Securityholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the DevvStream Core Securityholder’s Covered Shares.

Section 2.03. Proxy. The DevvStream Core Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, DevvStream and any Person designated in writing by DevvStream, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Covered Shares Beneficially Owned by the DevvStream Core Securityholder in accordance with Section 2.01 in connection with any vote of the DevvStream Securityholders in respect of any of the matters described in Section 2.01; provided, however, that the DevvStream Core Securityholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, the DevvStream Core Securityholder fails to vote such Covered Shares (or grant a consent or approval, as applicable) in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company, Southern and DevvStream to enter into the Combination Agreement and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither the Company, Southern, DevvStream nor any Person may exercise this proxy on any matter, or in circumstance, except as provided above.

Section 2.04. Beneficial Ownership. As of immediately prior to the Closing, the DevvStream Core Securityholder shall hold the number of DevvStream Shares set forth on Schedule 1, free and clear of any and all liens, encumbrances, claims, security interests, pledges, charges or other restrictions of any kind.

Article 3
REPRESENTATIONS AND WARRANTIES

The DevvStream Core Securityholder hereby represents and warrants to Southern, DevvStream and the Company as to, and only as to, the DevvStream Core Securityholder as follows:

Section 3.01. Authorization; Validity of Agreement. If the DevvStream Core Securityholder is not an individual, the DevvStream Core Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The DevvStream Core Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by the DevvStream Core Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Southern, DevvStream and the Company, constitutes a legal, valid and binding obligation of the DevvStream Core Securityholder, enforceable against the DevvStream Core Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). [If the DevvStream Core Securityholder is married and the DevvStream Core Securityholder’s Covered Shares constitute community property under applicable Law, a spousal consent in substantially the form attached hereto as Exhibit A has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Core Company Securityholder’s spouse (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).]

Section 3.02. Ownership. Except as otherwise set forth on Schedule 1, unless Transferred pursuant to a Permitted Transfer, (a) the Existing Shares, if any, are all of the Covered Shares Beneficially Owned by the DevvStream Core Securityholder on the date hereof, (b) from the date hereof through and at the Effective Time, the Existing Shares will be Beneficially Owned by the DevvStream Core Securityholder, and (c) the DevvStream Core Securityholder has good and valid title to the Existing Shares, if any, free and clear of any Encumbrances other than pursuant to this Agreement, or under applicable federal, provincial or state securities Laws. The DevvStream Core Securityholder has and will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the DevvStream Core Securityholder’s Existing Shares, except with respect to any Existing Shares that are Transferred pursuant to a Permitted Transfer.

Section 3.03. No Violation. The execution and delivery of this Agreement by the DevvStream Core Securityholder does not, and the performance by the DevvStream Core Securityholder of its obligations under this Agreement will not, (a) conflict with or violate any applicable Law or, if applicable, any certificate, notice of articles or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of the DevvStream Core Securityholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets (including any Covered Shares) of the DevvStream Core Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the DevvStream Core Securityholder is a party or by which the DevvStream Core Securityholder or any of its, his or her properties or assets may be bound, except in each case as would not prevent or delay consummation of the Mergers and the other Transactions or impair the ability of the DevvStream Core Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by the DevvStream Core Securityholder does not, and the performance by the DevvStream Core Securityholder of its, his or her obligations under this Agreement and the consummation by the DevvStream Core Securityholder of the transactions contemplated hereby will not, require the DevvStream Core Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person.

Section 3.05. Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of the DevvStream Core Securityholder, threatened against or affecting the DevvStream Core Securityholder or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the DevvStream Core Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06. Reliance by Company, DevvStream and Southern. The DevvStream Core Securityholder understands and acknowledges that the Company, DevvStream and Southern are entering into the Combination Agreement in reliance upon the execution and delivery of this Agreement by the DevvStream Core Securityholder and the representations and warranties of the DevvStream Core Securityholder contained herein. The DevvStream Core Securityholder understands and acknowledges that the Combination Agreement governs the terms of the Mergers, and the other transactions contemplated thereby.

Section 3.07. Adequate Information. The DevvStream Core Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the Combination Agreement and concerning the business and financial condition of Southern, DevvStream and the Company to make an informed decision regarding the matters referred to herein and has independently, based on such information as the DevvStream Core Securityholder has deemed appropriate, made the DevvStream Core Securityholder’s own analysis and decision to enter into this Agreement.

Article 4
OTHER COVENANTS

Section 4.01. Prohibition on Transfers; Other Actions.

(a) The DevvStream Core Securityholder agrees that, from the date hereof until the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the DevvStream Core Securityholder shall not (i) Transfer or permit the Transfer of the DevvStream Core Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless (A) such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement and (B) such Permitted Transfer would not violate, conflict with or otherwise have the effects described in clause (ii) or (iii) below; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, (A) the DevvStream Core Securityholder’s representations, warranties, covenants and obligations under this Agreement or (B) DevvStream’s representations, warranties, covenants or obligations under this Agreement or Ancillary Documents; or (iii) take any action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or restrict the DevvStream Core Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement or the Company’s, Merger Sub 1’s, Merger Sub 2’s or Southern’s covenants and obligations under any Transaction Document or the consummation of the Transaction. Any Transfer in violation of this provision shall be void ab initio. Until the earlier of the termination of the Combination Agreement in accordance with its terms and the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the DevvStream Core Securityholder (x) shall not request Devvstream register the Transfer (book-entry or otherwise) of any of the DevvStream Core Securityholder’s Covered Shares or any certificate in respect thereof and (y) hereby consents to the entry of stop transfer instructions by DevvStream with respect to any Transfer of the DevvStream Core Securityholder’s Covered Shares, unless, in each case, such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the DevvStream Core Securityholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1 to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, the DevvStream Core Securityholder agrees that there are no terms of any such pledge or security interest that will prevent or impair the DevvStream Core Securityholder from complying with any obligation, agreement or covenant set forth herein.

(b) The DevvStream Core Securityholder shall not Transfer, or permit any Transfer, of the DevvStream Core Securityholder’s Covered Shares (unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement) until the earlier of (i) the date that is six (6) months after the Closing, and (ii) the date on which the Company (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s (or such successor’s) shareholders having the right to exchange their securities for cash, securities or other property (the “Lock-up Period”). Notwithstanding the foregoing, the restrictions set forth in this Section 4.01(b), shall not apply to fifty percent (50%) of the DevvStream Consideration Shares received by the DevvStream Core Securityholder in the Transaction (the “Unrestricted Shares”). Any Permitted Transfer of Unrestricted Shares shall be affected in compliance with applicable law, including without limitation, effecting such sales pursuant to an effective resale registration statement or Rule 144 (including the manner-of-sale, volume, notice and public information requirements applicable to affiliates), if available.

Section 4.02. Notice of Acquisitions. The DevvStream Core Securityholder agrees to notify Southern, DevvStream and the Company as promptly as reasonably practicable of the number of any additional shares of DevvStream Board or other securities convertible into or exercisable or exchangeable for shares of DevvStream Board of which the DevvStream Core Securityholder acquires Beneficial Ownership on or after the date hereof and prior to the Effective Time.

Article 5
MISCELLANEOUS

Section 5.01. Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, that any proxy granted hereunder shall be automatically and immediately terminated and released at the Effective Time. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (a) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (b) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Agreement prior to such termination or expiration or fraud, or (c) terminate the obligations under Section 2.01(b).

Section 5.02. No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (a) limit, restrict or otherwise affect the DevvStream Core Securityholder or any Affiliate or Representative of the DevvStream Core Securityholder in his or her capacity as a director or officer of the Company or DevvStream from acting (or not acting) in such capacity or voting in the capacity as a director in such person’s sole discretion on any matter, including in respect of the Combination Agreement, and no such actions or votes shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the DevvStream Core Securityholder or any Affiliates or Representatives of the DevvStream Core Securityholder from exercising fiduciary duties as a director or officer of the Company or DevvStream solely in their capacity as such, and not acting in their capacity as a DevvStream Core Securityholder. Without limiting the foregoing, it is the intention of the parties that this Agreement shall apply to the DevvStream Core Securityholder solely in the DevvStream Core Securityholder’s capacity as a DevvStream Securityholder.

Section 5.03. No Ownership Interest. The DevvStream Core Securityholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the DevvStream Core Securityholder’s Covered Shares shall remain vested in and belong to the DevvStream Core Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company, Southern or DevvStream any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight or international courier service, as follows:

if to DevvStream:

DevvStream Holdings Inc.

2133-1177 West Hastings Street

Vancouver, BC V6E 2K3

Attention: Sunny Trinh

Email: sunny@devvstream.com

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, CA 92130

Attention: Shai Kalansky

Email: skalansky@mofo.com

and with a copy (which will not constitute notice) to:

McMillan LLP

Royal Centre, Suite 1500

1055 West Georgia Street, PO Box 11117

Vancouver, British Columbia

Canada V6E 4N7

Attention: Mark Neighbor

Email: mark.neighbor@mcmillan.ca

If to Southern:

Southern Energy Renewables Inc.

201 Rue Beauregard STE 202,

Lafayette, LA 70508 US

Attn: Majique Ladnier

Email: ml@glspv.com

with a copy to (which shall not constitute notice):

Whitley LLP

24285 Katy Freeway
Suite 300, Katy, TX 77494

Attention: Samuel Whitley

Email: swhitley@whitley-llp.com

If to the Company:

XCF Global, Inc.

2500 CityWest Blvd. Suite 150-138

Houston, TX 77042

Attn: Chris Cooper

Email: c.cooper@xcf.global

with a copy to (which shall not constitute notice):

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Gil Savir

Email: gilsavir@paulhastings.com

and with a copy to (which will not constitute notice):

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario, M5L 1B9, Canada

Attention: John Ciardullo; J.R. Laffin

Email: jciardullo@stikeman.com;

jrlaffin@stikeman.com

If to the Company Special Committee:

XCF Global, Inc.

2500 CityWest Blvd. Suite 150-138

Houston, TX 77042

Attn: Chris Cooper;

Email: c.cooper@xcf.global

and with a copy (which will not constitute notice) to:

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard, Suite 2800

Tampa FL 33602

Attention: Julio C. Esquivel

jesquivel@shumaker.com

and if to the DevvStream Core Securityholder, to the address set forth on Schedule 1,

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.05. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.06. Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 5.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Transaction Documents, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 3, the DevvStream Core Securityholder makes no express or implied representation or warranty with respect to the DevvStream Core Securityholder or the Covered Shares, or otherwise.

Section 5.08. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, construed and enforced in accordance with the Laws of Delaware and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than those of the State of Delaware. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(b) EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.09. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10. Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.12. Successors and Assigns; Third Party Beneficiaries. Other than by the DevvStream Core Securityholder to a transferee pursuant to a Permitted Transfer or any assignment, delegation or other transfer effected under the Combination Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, personal legal representatives, successors and permitted assigns. For the avoidance of doubt and without limiting Southern’s and the Company’s rights hereunder, Southern and the Company shall be a beneficiaries of, and entitled to enforce, the rights of DevvStream under Section 2.03 (Proxy) to the extent not being enforced by DevvStream.

Section 5.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14. Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the DevvStream Core Securityholder may be made only against, the DevvStream Core Securityholder (or in each case its Permitted Transferees), and (b) none of the DevvStream Core Securityholder or its Affiliates shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith (other than any such Permitted Transferee).

Section 5.15. Acknowledgment of Counsel. Each party to this Agreement hereby (a) acknowledges that (i) Morrison & Foerster LLP and McMillan LLP represent and serve as counsel for only DevvStream (and no other party to this Agreement) with respect to this Agreement, the Combination Agreement and the Transactions, (ii) Paul Hastings LLP and Stikeman Elliott LLP represent and serve as counsel for only the Company (and no other party to this Agreement) with respect to this Agreement, the Combination Agreement and the Transactions, (iii) Shumaker, Loop & Kendrick LLP represent and serve as counsel for only the Company Special Committee (and no other party to this Agreement) with respect to this Agreement, the Combination Agreement and the Transactions, (iv) Whitley LLP represents and serves as counsel for only Southern (and no other party to this Agreement) with respect to this Agreement, the Combination Agreement and the Transactions and (v) such party has either sought the advice of their own counsel or has had the opportunity to seek their own counsel and has chosen not to do so, (b) gives their informed consent to Morrison & Foerster LLP’s and McMillan LLP’s representation of DevvStream in connection with this Agreement, the Combination Agreement and the Transactions, (c) gives their informed consent to Paul Hastings LLP’s and Stikeman Elliott LLP’s representation of the Company in connection with this Agreement, the Combination Agreement and the Transactions, (d) gives their informed consent to Shumaker, Loop & Kendrick LLP’s representation of the Company Special Committee in connection with this Agreement, the Combination Agreement and the Transactions, and (e) gives their informed consent to Whitley LLP’s representation of Southern in connection with this Agreement, the Combination Agreement and the Transactions.

Section 5.16. Termination of Company Support & Lock-Up Agreement. Effective as of the date hereof, that certain Company Support & Lock-Up Agreement, dated as of December 3, 2025, by and among Southern, DevvStream and the other parties thereto, is hereby terminated in its entirety and shall be of no further force of effect, without any liability to any party thereto.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

XCF GLOBAL, INC.

By:
Name:
Title

DEVVSTREAM CORP.

By:
Name:
Title:

SOUTHERN ENERGY RENEWABLES INC.

By:
Name:
Title:

[Signature Page to DevvStream Support & Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

DEVVSTREAM CORE SECURITYHOLDER:

[_____]

By:
Name:
Title:

[Signature Page to DevvStream Support & Lock-up Agreement]

Schedule 1

DevvStream Core Securityholder	Existing Shares	Address for Notice
[____]	[_____]	[______]

Exhibit A

Consent of Spouse

I, _____________________, spouse of [Name of DevvStream Core Securityholder], have read and approved that certain Support and Lock-up Agreement (the “Agreement”), dated as of [          ], 2026, by and among DevvStream Corp. Inc., an Alberta corporation, Southern Energy Renewables Inc., a Louisiana corporation, XCF Global, Inc., a Delaware corporation and the DevvStream Core Securityholder. In consideration of the right of my spouse to participate in the transactions described in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of the [jurisdiction] or similar laws relating to marital property in effect in the [state / country] of our residence as of the date of the signing of the foregoing Agreement.

Dated: _____________________, 2026	By:
Name: